UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2021, American Express Company (the “Company”) announced the appointment of Anré Williams, age 55, as Group President, Enterprise Services, effective immediately. As Group President, Enterprise Services, Mr. Williams will oversee Technology, Enterprise Data and Analytics, Global Services and Travel & Lifestyle Services, and a newly created Strategic Enterprise Initiatives group, as well as be the Chief Executive Officer of American Express National Bank. Prior to his appointment as Group President, Enterprise Services, Mr. Williams served as Group President, Global Merchant and Network Services since February 2018. Prior thereto, he had been President of Global Merchant Services and Loyalty since October 2015.
The Compensation and Benefits Committee of the Company’s Board of Directors approved an increase to Mr. Williams’ target direct compensation in connection with his new role, from $9.1 million to $10.5 million per annum (pro-rated for 2021, effective April 28, 2021). Mr. Williams will receive an annual base salary of $1.0 million and will be eligible to earn an annual cash incentive under the Company’s Annual Incentive Award program with a target of $3.7 million and an annual long-term incentive award consisting of performance restricted stock units and stock options with a value of $5.8 million on the date of grant under the Company’s 2016 Incentive Compensation Plan. Mr. Williams will receive an award consisting of performance restricted stock units and stock options under the Company’s 2016 Incentive Compensation Plan reflecting the increase in Mr. Williams’ annual long-term incentive award, with a value of $950,000 on the grant date of April 30, 2021 in accordance with the Company’s off-cycle grant policy, and subject to terms and conditions for such awards described in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders.

Item 7.01	Regulation FD Disclosure
The Company also announced that Douglas E. Buckminster and Jeffrey C. Campbell were named co-vice chairmen on April 28, 2021 in addition to certain other organizational changes. Mr. Campbell will maintain his position as Chief Financial Officer.
A copy of the press release announcing these organizational changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press Release of American Express Company, dated April 28, 2021.
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Kristina V. Fink
Name: Kristina V. Fink
Title: Deputy Corporate Secretary

Date: April 28, 2021